UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Definitive Information Statement

Next Generation Media Corp.
(Name of Registrant as Specified In Its Charter)

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SCHEDULE 14C INFORMATION STATEMENT

(Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended)

NEXT GENERATION MEDIA CORP.
7516 G Fullerton Road
Springfield, Virginia 22153

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about May __, 2010, to the holders of record (the “Stockholders”) of the outstanding common stock , $0.01 par value per share (the “Common Stock”) of Next Generation Media Corporation, a Nevada corporation (the “Company”), as of the close of business on May 18, 2010 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This Information Statement relates to a written consent in lieu of a meeting, dated May 6, 2010, (the “Written Consent”) of stockholders of the Company owning at least a majority of the outstanding shares of Common Stock of the Company as of the Record Date (the “Consenting Stockholder”).

The Written Consent authorized an amendment (the “Amendment”) of our Articles of Incorporation (the “Articles”) to:

(i)	increase the Company's total authorized shares of common stock to 50,000,000 shares (the “Increase Amendment”); and

(ii)	change the Company's name to Next Generation Energy Corp. (the “Name Change Amendment”).

A copy of the Amendment to our Articles is attached to this Information Statement as Appendix A.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock, and is sufficient under the Nevada Corporation Law and the Company’s Articles of Incorporation to approve the Amendment. Accordingly, the Amendment is not presently being submitted to the Company’s other Stockholders for a vote. The action by Written Consent will become effective when the Company files the Amendment with the Nevada Secretary of State (the “Effective Date”).

This is not a notice of a meeting of Stockholders and no Stockholders meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing Stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C. Except as otherwise indicated by the context, references in this information statement to “Company,” “we,” “us,” or “our” are references to Next Generation Media Corporation

By Order of the Board of Directors,

/s/ Darryl Reed
Darryl Reed, Chief Executive Officer

GENERAL INFORMATION

This Information Statement is being first mailed on or about May __, 2010, to Stockholders of the Company by the board of directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Consenting Stockholders.

Only one Information Statement is being delivered to two or more Stockholders who share an address unless we have received contrary instruction from one or more of such Stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate Chief Executive Officer at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT
RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT
OF OUR ARTICLES OF INCORPORATION.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE CONSENTING STOCKHOLDERS

Under the Nevada Corporation Law, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing.  The approval of the Amendment requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock.  Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, we had 19,341 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On May 6, 2010, our board of directors (the “Board of Directors”) unanimously adopted a resolution approving the Amendment and recommended that the Stockholders approve the Amendment as set forth in Appendix A.  In connection with the adoption of these resolutions, the board of directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.  Pursuant to NRS §78.320(2), the Consenting Stockholder voted in favor of the Amendment in a written consent dated May 6, 2010.  The Consenting Stockholder is the record or beneficial owner of 10,009 shares of Common Stock, which constitutes 51.7% of the issued and outstanding shares of Common Stock, and was sufficient to approve the Amendment.  No consideration was paid for the consents.  The Consenting Stockholder’s name, affiliation with the Company and beneficial holdings are as follows:

Name	Affiliation	Common Stock	Percentage (1)

Darryl Reed	Director, Chief Executive Officer	10,009	51.7%

(1)	Based on 19,341 shares of capital stock entitled to vote on the Amendment.

(2)	All share amounts are after giving effect to a 1 for 1,000 reverse split of the common stock that was effective on May 18, 2010.

Accordingly, the Company has obtained all necessary corporate approvals in connection with the Amendment. The Company is not seeking written consent from any other Stockholders, and the other Stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising Stockholders of the action taken by written consent and giving Stockholders notice of such actions taken as required by the Exchange Act.

The Company will, when permissible following the expiration of the 20 day period mandated by Rule 14c and the provisions of the Nevada Corporation Law, file the Amendment with the Nevada Secretary of State’s Office. The Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to Stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The Company’s authorized capital currently consists of 50,000 shares of Common Stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Each outstanding share of Common Stock entitles the holder thereof to one vote per share on all matters. Common Stockholders do not have preemptive rights to purchase shares in any future issuance of our Common Stock. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of Common Stock.

The holders of shares of our Common Stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.  In the event of our liquidation, dissolution or winding up, holders of our Common Stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our Common Stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our Common Stock are issued, the relative interests of existing Common Stockholders will be diluted.

Preferred Stock

We may issue shares of preferred stock in one or more classes or series within a class as may be determined by our board of directors, who may establish the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the un-issued preferred stock might tend to discourage or render more difficult a merger or other change in control.  We have designated two series of preferred stock, one for 500,000 shares that is referred to as “Callable Cumulative Convertible Preferred Stock (Series A Preferred Stock)” and the other for 500,000 shares that is referred to as “Redeemable Cumulative Convertible Preferred Stock (Series B Preferred Stock).”

At the close of business on the Record Date, the Company had 19,341 shares of Common Stock issued and outstanding, and no shares of either series of preferred stock.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information, as of May 18, 2010, with respect to the beneficial ownership of our common stock by (i) all of our directors, (ii) each of our executive officers named in the Summary Compensation Table, (iii) all of our directors and named executive officers as a group, and (iv) all persons known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Darryl Reed 7516 G Fullerton Road Springfield, VA 22153	10,009	51.7%

Joel Sens 600 Cameron Street Alexandria, Virginia 22314	--	--

All Officers and Directors as a Group	10,009	51.7%

(1)	Based upon 19,341 shares issued and outstanding as of May 18, 2010.

(2)	All share amounts are after giving effect to a 1 for 1,000 reverse split of the common stock that was effective on May 18, 2010.

AMENDMENTS TO ARTICLES OF INCORPORATION

On May 6, 2010, our Board of Directors approved, subject to receiving the approval of the holders of a majority of the Company’s outstanding capital stock, an amendment to our Articles of Incorporation, which amends our current Articles of Incorporation to (i) increase our authorized shares of Common Stock from 50,000 shares to 50,000,000 shares (the “Increase Amendment”), and (ii) change our name from Next Generation Media Corp. to Next Generation Energy Corp. (the “Name Change Amendment”). The Consenting Stockholder approved the Increase Amendment and the Name Change Amendment pursuant to a Written Consent dated as of May 6, 2010.

(1)	Increase Amendment

Our Board of Directors and the Consenting Stockholder have approved an amendment to our Articles of Incorporation to increase our authorized shares of common stock to 50,000,000 shares.  We are presently authorized to issue only 50,000 shares of common stock, of which 19,341 are issued and outstanding.

Our authorized shares of common stock were recently reduced from 50,000,000 shares to 50,000 shares as a result of a 1 for 1,000 reverse split that we effected on May 18, 2010.  Our principal purpose in effecting a large reverse split was to eliminate many small shareholders to reduce future administrative costs.  As a result of the reverse stock split, any shareholder holding shares that were not a multiple of 1,000, including any shareholder holding less than 1,000 shares, became entitled to receive a fractional share as a result of the reverse stock split.  In accordance with Nevada law, we elected not to issue any fractional shares, and instead paid cash of $18.50 per share to each shareholder that would have received less than one share as a result of the reverse split, and rounded up all other fractional shares to the next whole number.  The cash paid per share was equal to the last closing price of our common stock at the time of approval of the reverse split.  As a result of the reverse split, we cancelled 32,202 pre-split shares and eliminated 586 shareholders, which left us with 149 total shareholders.

As a result of the reverse stock split, we now have only 50,000 authorized shares of common stock.  We recently terminated operations at our operating subsidiary, United Marketing Solutions, Inc., and decided to enter the oil and gas business.  We recently acquired an option to acquire the oil and gas mineral rights underlying 6,615 acres of land in Knox County, Kentucky, and are reviewing other potential acquisitions in the oil and gas industry.   However, to enter any business, including the oil and gas business, we need additional authorized shares, either to issue for capital to acquire oil and gas properties or to issue to sellers of oil and gas properties.

Therefore, the Board of Directors has determined that it is the best interests of the Company to increase the number of authorized shares of common stock by approving the Increase Amendment. The Increase Amendment will increase the number of authorized shares of common stock to 50,000,000.

No vote of holders of outstanding shares of the Company, other than the Consenting Stockholder, is necessary for approval of the Increase Amendment.  It is anticipated that the Increase Amendment will be filed of record and be effective on the 21st day after this Information Statement is first mailed to shareholders. Shareholders will have no dissenters' or appraisal rights with respect to the Increase Amendment.

(2)	Name Change Amendment

Our Board of Directors and the Consenting Stockholder have approved an amendment to our Articles of Incorporation to change our name from “Next Generation Media Corp.” to “Next Generation Energy Corp.”   We decided to change our name because the new name will better reflect the Company's new business of acquiring and developing energy properties.  No vote of holders of outstanding shares of the Company, other than the vote of the Consenting Stockholder, is necessary for approval of the Name Change Amendment. It is anticipated that the Name Change Amendment will be filed of record and be effective on the 21st day after this Information Statement is first mailed to shareholders. Shareholders will have no dissenters' or appraisal rights with respect to the Name Change Amendment.

OTHER INFORMATION

For more detailed information on the Company and other information about the business and operations of the Company, including financial statements and other information, you may refer to other periodic filings made with the SEC from time to time. Copies of these documents are available on the SEC’s EDGAR database at www.sec.gov and a copies of which may be obtained by writing our Chief Executive Officer at the address specified above.

Dated this ___ day of May, 2010.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Darryl Reed

Darryl Reed, Chief Executive Officer

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
OF NEXT GENERATION MEDIA CORP.
(Pursuant to NRS 78.385 and 78.390)

Pursuant to the provisions of the Nevada Revised Statutes, NEXT GENERATION MEDIA CORP., a Nevada corporation, adopts the following amendments to its Articles of Incorporation:

1.	The Board of Directors of said corporation by a unanimous written consent dated May 6, 2010 adopted resolutions to amend the Articles of Incorporation of the corporation as follows:

Article I is hereby amended to read as follows:

“The name of the Corporation is Next Generation Energy Corp.”

Article IV is hereby amended to read as follows:

“The corporation is authorized to issue 50,000,000 shares of $0.01 par value common stock (“Common Stock”) and 1,000,000 shares of $0.001 par value preferred stock (“Preferred Stock”).  The Preferred Stock shall have such designations, series, amounts, powers, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions as shall be fixed by the Board of Directors in its discretion.”

2.
The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 10,008,945 shares, which constitutes 51.7% of the issued and outstanding shares.

3.	The foregoing amendments will be effective on filing of this Certificate of Amendment.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Darryl Reed, this ___ day of ____________, 2010.

Darryl Reed, Chief Executive Officer